SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2002

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21949	95-4591529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5995 Plaza Drive
Cypress, California 90630
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 952-1121

___________________________

Item 5. Other Events.

     On December 20, 2002, PacifiCare Health Systems, Inc. (the “Company”), announced the sale of $10 million aggregate principal amount of 3% convertible subordinated debentures due 2032 in connection with the exercise in part by the initial purchasers for the Company’s recent private placement of $125 million aggregate principal amount of such debentures of their option to purchase additional debentures. A copy of the Company’s press release dated December 20, 2002, relating to the initial purchasers’ exercise of the option to purchase $10 million of such debentures is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release issued by the Company on December 20, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PacifiCare Health Systems, Inc.

Dated: December 20, 2002	By:	/s/ Peter A. Reynolds

Peter A. Reynolds
Senior Vice President and Corporate Controller
(Chief Accounting Officer)

INDEX TO EXHIBITS

99.1	Press Release issued by the Company on December 20, 2002.